October 29, 2009

TSX Venture Exchange Symbol: MDW
NYSE Amex Symbol: MDW
Website: www.midwaygold.com

MIDWAY DEFERS FINANCING

Midway Gold Corp. ("Midway") Gold Corp. announces that is has deferred its proposed financing due to current market conditions.

ON BEHALF OF THE BOARD
"Alan Branham"

Alan Branham, President and CEO

For further information, please contact R.J. Smith at Midway Gold Corp. at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.